EXHIBIT 99.1

ITEM 1:    BUSINESS
Available Information
Documents we provide to the Securities and Exchange Commission (SEC) are available free of charge under the Investors section of our website at www.itron.com as soon as practicable after they are filed with or furnished to the SEC. In addition, these documents are available at the SEC’s website (http://www.sec.gov) and at the SEC’s Headquarters at 100 F Street, NE, Washington, DC 20549, or by calling 1-800-SEC-0330.
General
Itron is a technology company dedicated to delivering end-to-end smart metering solutions to electric, natural gas, and water utilities around the world. Our smart metering solutions, meter data management software, and knowledge application solutions bring additional value to a utility’s metering and grid systems. Our professional services help our customers install, implement, operate, and maintain their systems.
We were incorporated in 1977. In 2004, we entered the electricity meter manufacturing business with the acquisition of Schlumberger Electricity Metering. In 2007, we expanded our presence in global meter manufacturing and systems with the acquisition of Actaris Metering Systems SA (Actaris).
The following is a discussion of our major products, our markets, and our operating segments. Refer to Item 7: “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in this Current Report on Form 8-K for specific segment results.
Our Business
Our offerings include electricity, natural gas, and water metering systems, software, and services. We classify metering systems into three categories: standard metering, advanced metering systems and technology, and smart metering systems and technology. These categories are described in more detail below:
Standard Metering
A standard meter measures electricity, natural gas, water, or thermal energy by mechanical, electromechanical, or electronic means, with no built-in remote-reading communication capability. Standard meters require manual reading, which is typically performed by a utility representative or meter reading service provider. Worldwide, we produce standard residential, commercial and industrial (C&I), and transmission and distribution (T&D) electricity, natural gas, water, and heat meters.

Advanced Metering Systems and Technology
Advanced metering uses a communication module embedded in the meter to collect and store detailed meter data, which is transmitted to handheld computers, mobile units, and/or fixed networks, allowing utilities to collect the data for billing systems and analyze the meter data for more efficient resource management and operations. Worldwide, we produce electricity, natural gas, and water advanced metering systems and technology. Depending on the country, communication technologies include telephone, RF (radio frequency), GSM (global system for mobile communications), PLC (power line carrier), and Ethernet devices.
Smart Metering Systems and Technology
Smart meters have two-way communication to automatically and frequently collect and transmit meter data to support various applications beyond monthly billings. Our smart metering solutions have substantially more features and functions than our advanced metering systems and technology. Smart meters are able to collect and store interval data, perform remote connect/disconnect, send detailed information, receive commands, and interface with other devices, such as in-home displays, smart thermostats and appliances, home area networks, advanced control systems, and more.
Bookings and Backlog of Orders
Bookings for a reported period represent customer contracts and purchase orders received during the period that have met certain conditions, such as regulatory and/or contractual approval. Total backlog represents committed but undelivered contracts and purchase orders at period-end. Twelve-month backlog represents the portion of total backlog that we estimate will be recognized as revenue over the next 12 months. Backlog is not a complete measure of our future revenues as we also receive significant book-and-ship orders. Bookings and backlog may fluctuate significantly due to the timing of large project awards. In addition, annual or multi-year contracts are subject to rescheduling and cancellation by customers due to the long-

term nature of the contracts. Beginning total backlog, plus bookings, minus revenues, will not equal ending total backlog due to miscellaneous contract adjustments, foreign currency fluctuations, and other factors.

Year Ended	Annual Bookings	Total Backlog	12-Month Backlog
	(in millions)
December 31, 2011	$2,120	$1,296	$766
December 31, 2010	2,396	1,620	913
December 31, 2009	1,849	1,488	807

Information on bookings by our operating segments is as follows:

Year Ended	Total Bookings	Energy(1)	Water(1)
	(in millions)
December 31, 2011	$2,120	$1,610	$510
December 31, 2010	2,396	1,866	530

(1) Effective January 1, 2012, the Company's management and external financial reporting is based on our new operating segments, Energy and Water, instead of our previous operating segments, Itron North America and Itron International. We restated bookings information for the years ended December 31, 2011 and 2010 to conform to our new operating segment structure. However, it is impracticable to obtain bookings information for our new operating segments for the year ended December 31, 2009.

When we sign project agreements to deploy our meter and communication systems, we include these contracts in bookings and backlog when regulatory approvals are received and/or contractual conditions are satisfied.
Our Operating Segments
As part of our global reorganization that was announced in the first quarter of 2011, we now manage and report under two operating segments, Energy and Water. The transition to the new organizational structure, including changes to operations and financial and operational management systems was completed in the first quarter of 2012. Our historical segment information for the years ending December 31, 2011, 2010, and 2009 has been restated to reflect the new structure. The segment discussions in Management's Discussion and Analysis of Financial Condition and Results of Operations (MD&A) and our consolidated financial statements have been revised to reflect our new operating segments. Refer to Item 7: "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Item 8: "Financial Statements and Supplementary Data," both of which are included in this Current Report on Form 8-K.

The Energy operating segment includes our global electricity and gas products, while the Water operating segment includes our global water and heat products.
Sales and Distribution
We use a combination of direct and indirect sales channels in both operating segments. A direct sales force is utilized for the largest electric, natural gas, and water utilities, with which we have long-established relationships. For smaller utilities, we typically use an indirect sales force that consists of distributors, representative agencies, partners, and meter manufacturer representatives.
No single customer represented more than 10% of total revenues for the years ended December 31, 2011 and 2009. One customer, Southern California Edison, of our Energy operating segment, represented 11% of total Company revenues for the year ended December 31, 2010. Our 10 largest customers in each of the years ended December 31, 2011, 2010, and 2009 accounted for approximately 33%, 34%, and 17%, of total revenues, respectively.
Raw Materials
Our products require a wide variety of components and materials, which are subject to price and supply fluctuations. We enter into standard purchase orders in the ordinary course of business, which can vary in terms and can include purchase orders for specific quantities based on market prices, as well as open-ended agreements that provide for estimated quantities over an extended shipment period, typically up to one year at an established unit cost. Although we have multiple sources of supply for most of our material requirements, certain components and raw materials are supplied by sole-source vendors, and our ability to perform certain contracts depends on the availability of these materials. Refer to Item 1A: “Risk Factors”, included in our Annual Report on Form 10-K, for further discussion related to supply risks.

Product Development
Our product development is focused on both improving existing technology and developing next-generation technology for electricity, natural gas, water, and heat meters, data collection software, communications technologies, data warehousing, and knowledge application solutions. We spent approximately $161 million, $139 million, and $121 million on product development in 2011, 2010, and 2009, which represented 7%, 6%, and 7% of total revenues in those respective years. Certain administrative expenses in North America that were previously allocated to product development have been reclassified to general and administrative operating expenses to conform to our worldwide presentation. These reclassifications did not have a material impact on total product development expenses for 2011, 2010, and 2009.
Workforce
As of December 31, 2011, we had approximately 9,600 people in our workforce, including permanent and temporary employees and contractors. We have not experienced significant work stoppages and consider our employee relations to be good.
Competition
We provide a broad portfolio of products, systems, and services to customers in the utility industry and have a large number of competitors who offer similar products, systems, and services. We believe that our competitive advantage is based on our capability to innovate, our ability to provide complete end-to-end integrated solutions (including metering, network communications, data collection systems, and meter data management software), our established customer relationships, and our track record of delivering reliable, accurate, and long-lived products and services. Refer to Item 1A: “Risk Factors” included in our Annual Report on Form 10-K for a discussion of the competitive pressures we face.

Our primary competitors include the following companies:

Arad Group	Siemens	Pietro Fiorentini S.p.A.
Badger Meter, Inc.	ESCO Technologies Inc.	Roper Industries, Inc.
Daesung Industrial Co., Ltd.	General Electric Company	Sensus Ltd.
Dandong Dongfa (Group) Co., Ltd.	Holley Group Co., Ltd.	Silver Spring Networks, Inc.
Diehl Stiftung & Co. KG	Jiangxi Sanchuan Water Meter Co., Ltd.	Toshiba Corporation
Echelon Corporation	Minol-ZENNER SA	Trilliant Incorporated
El Sewedy Electric Company	Ningbo Sanxing (Group) Co., Ltd.
Elster Group SE	Ningbo Water Meter Co., Ltd.
Emerson Electric Company	Oracle Corporation
We may compete with divisions or subsidiaries of our competitors.
Strategic Alliances
We pursue strategic alliances with other companies in areas where collaboration can produce product advancement and acceleration of entry into new markets. The objectives and goals of a strategic alliance can include one or more of the following: technology exchange, product development, joint sales and marketing, or access to new geographic markets. Refer to Item 1A: “Risk Factors” included in our Annual Report on Form 10-K for a discussion of risks associated with strategic alliances.
Intellectual Property
Our patents and patent applications cover a range of technologies, which relate to standard metering, advanced metering systems and technology, smart metering systems and technology, meter data management software, and knowledge application solutions. We also rely on a combination of copyrights and trade secrets to protect our products and technologies. We have registered trademarks for most of our major product lines in the United States and many other countries.
Disputes over the ownership, registration, and enforcement of intellectual property rights arise in the ordinary course of our business. While we believe patents and trademarks are important to our operations and in the aggregate constitute valuable assets, no single patent or trademark, or group of patents or trademarks, is critical to the success of our business. We license some of our technology to other companies, some of which are our competitors.
Environmental Regulations
In the ordinary course of our business we use metals, solvents, and similar materials that are stored on-site. We believe we are in compliance with environmental laws, rules, and regulations applicable to the operation of our business.

MANAGEMENT

Set forth below are the names, ages, and titles of our executive officers as of February 16, 2012.

Name	Age	Position
LeRoy D. Nosbaum	65	President and Chief Executive Officer
Steven M. Helmbrecht	49	Sr. Vice President and Chief Financial Officer
John W. Holleran	57	Sr. Vice President, Special Projects, and Corporate Secretary
Philip C. Mezey	52	President and Chief Operating Officer, Energy
Marcel Regnier	54	President and Chief Operating Officer, Water
Jared P. Serff	44	Vice President, Competitive Resources
Shannon M. Votava	51	Vice President and General Counsel

LeRoy D. Nosbaum is President, Chief Executive Officer and a member of the Board of Directors. Mr. Nosbaum was reappointed as President and Chief Executive Officer and to the Board of Directors on August 31, 2011. Mr. Nosbaum previously served as Itron's Chief Executive Officer from 2000 and additionally as Chairman of the Board from 2002 until his retirement in March 2009. Mr. Nosbaum originally joined Itron in 1996 and had executive responsibilities for manufacturing, product development, operations, and marketing before he was promoted to the position of Chief Executive Officer. Before joining Itron, Mr. Nosbaum was Executive Vice President and General Manager of Metricom Inc., a supplier of wireless data communications networking technology.
Steve M. Helmbrecht is Sr. Vice President and Chief Financial Officer. Mr. Helmbrecht joined Itron in 2002 as Vice President and General Manager, International, and was named Sr. Vice President and Chief Financial Officer in 2005. Previously, Mr. Helmbrecht was Chief Financial Officer of LineSoft Corporation, acquired by Itron in 2002.
John W. Holleran is Sr. Vice President, Special Projects, and Corporate Secretary. Mr. Holleran joined Itron in January 2007 as Sr. Vice President, General Counsel, and Corporate Secretary. On January 1, 2012, Mr. Holleran transferred his responsibilities as General Counsel to Shannon M. Votava. In 2006, Mr. Holleran was associated with Holleran Law Offices PLLC, and in 2005 was Executive Vice President, Administration, and Chief Legal Officer for Boise Cascade, LLC, the paper and forest products company resulting from the reorganization of Boise Cascade Corporation, in 2004. While with Boise Cascade Corporation, Mr. Holleran most recently served as Sr. Vice President, Human Resources, and General Counsel.
Philip C. Mezey is President and Chief Operating Officer, Energy. Mr. Mezey joined Itron in March 2003 as Managing Director of Software Development for Itron’s Energy Management Solutions Group with Itron’s acquisition of Silicon Energy Corp. Mr. Mezey was promoted to Group Vice President and Manager of Software Solutions in 2004. In 2005, Mr. Mezey became Sr. Vice President Software Solutions and in 2007, Mr. Mezey became Sr. Vice President and Chief Operating Officer - Itron North America. In March 2011, Mr. Mezey was promoted to his current position.
Marcel Regnier is President and Chief Operating Officer, Water. Mr. Regnier joined Itron in April 2007 as part of our acquisition of Actaris. Mr. Regnier served as Actaris’ Managing Director of its water and heat business unit from 2001, when Actaris was created as a result of the reorganization of Schlumberger’s operations, until April 2008, when he was promoted to Sr. Vice President and Chief Operating Officer - Itron International. In March 2011, Mr. Regnier was promoted to his current position.
Jared P. Serff is Vice President, Competitive Resources. Mr. Serff joined Itron in July 2004 upon our acquisition of Schlumberger’s electricity metering business. Mr. Serff spent six years with Schlumberger, the last four of which were as Director of Human Resources with Schlumberger’s electricity metering business where he was in charge of personnel for all locations in Canada, Mexico, France, Taiwan, and the United States.
Shannon M. Votava is Vice President and General Counsel. Ms. Votava joined Itron in May 2010 as Assistant General Counsel and was promoted to her current position on January 1, 2012. Before joining Itron, Ms. Votava was Associate General Counsel, Commercial at Cooper Industries plc from October 2008 to April 2010 and General Counsel at Honeywell Electronic Materials, Inc. from 2003 to October 2008.

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